Web.com Reports Third Quarter 2009 Financial Results

JACKSONVILLE, FL – November 3, 2009 – Web.com Group, Inc.  (NASDAQ: WWWW), a leading provider of online marketing for small businesses, today announced results for the third quarter ended September 30, 2009.

David Brown, Chairman and CEO of Web.com, said “We are pleased with the company’s high level of execution and continued solid cash flow in the face of a challenging economic environment.  During the third quarter, Web.com expanded its subscriber base, brought customer churn down to a record low level and continued to diversify its distribution channels with the addition of several new partnerships.  We are increasingly encouraged about Web.com’s future based on the growing stability of our financial performance and progress made towards putting in place a foundation for long-term growth.”

Summary of Third Quarter 2009 Results:

•	Total revenue was $26.1 million for the third quarter of 2009, compared to $26.5 million in the second quarter of 2009 and $30.0 million for the third quarter of 2008.

•
Due to non-recurring restructuring and related stock-based compensation charges of approximately $1.9 million, the Company reported an operating loss, calculated in accordance with U.S. generally accepted accounting principles (GAAP), of $1.6 million, compared to operating income of $1.4 million for the third quarter of 2008.

•
GAAP net loss from continuing operations, due to the above mentioned non-recurring restructuring and related stock-based compensation charges, was $1.6 million for the third quarter of 2009.  This compares to net income from continuing operations of $1.6 million in the third quarter of 2008.  GAAP net loss from continuing operations was $0.06 per diluted share for the third quarter of 2009, compared to net income from continuing operations of $0.05 per diluted share for the third quarter of 2008.

•	Non-GAAP operating income was $4.1 million for the third quarter of 2009, representing a non-GAAP operating margin of 16% and compared to $5.4 million for the third quarter of 2008.

•
Non-GAAP net income was $4.1 million for the third quarter of 2009, compared to $5.2 million in the third quarter of 2008.  Non-GAAP net income per diluted share was $0.15 for the third quarter of 2009, compared to $0.17 per diluted share for the third quarter of 2008.

•
Adjusted EBITDA, which excludes the impact of stock-based compensation, depreciation and amortization expenses, and restructuring charges was $4.8 million for the third quarter of 2009, compared to $6.2 million for the third quarter of 2008.

•
Cash flows from operations were $3.5 million for the third quarter of 2009, and $5.1 million excluding the pay down of accrued restructuring expenses.  This compared to $6.2 million and $7.1 million, respectively, for the third quarter of 2008.

Other Highlights:

•	Web.com’s total net subscribers were over 272,000 at the end of the third quarter of 2009, up approximately 5,600 compared to the end of the prior quarter.

•	Customer churn was at 3.4% in the third quarter of 2009, representing an all-time low and down from 3.7% in the second quarter of 2009.

•
The company repurchased an aggregate of 371,000 shares and shares issuable upon exercise of stock options during the third quarter of 2009, bringing the total number of shares and shares issuable upon the exercise of stock options repurchased to approximately 3,237,000 and 225,000, respectively, since the $20 million share repurchase program was authorized in the third quarter of 2008.

•
On September 1, 2009, Web.com announced an agreement with First Data to provide small and medium-sized businesses with secure payment processing and online marketing and eCommerce solutions.  Under the agreement, small business customers can work with Web.com to either establish a website and online presence or strengthen and expand their website through the addition of search engine marketing, search engine optimization and eCommerce solutions. Web.com’s customers have access to First Data's leading suite of payment processing products and services, which provides merchants with the ability to transact payments securely both online and at the point of sale.

•
On August 19, 2009, Web.com announced the expansion of its partnership with MerchantCircle, one of the largest networks of local business owners with over 20 million unique visitors per month.  As a result of the new agreement, MerchantCircle’s large network of 900,000+ local business-owner members have access to Web.com-powered marketing products and services designed to help them successfully market their businesses online. As part of the expansion, Web.com became MerchantCircle’s exclusive provider of search engine marketing (SEM) services.  In addition, Web.com’s customers have direct access to MerchantCircle’s growing directory providing them with greater online visibility and access to prospective customers.

•
On August 13, 2009, Web.com announced an agreement with Progressive Insurance, in which Progressive agents will enjoy a discount on Web.com's professional website design and online marketing packages.  This unique offer to Progressive agents includes a unique domain address, listings on major search engines and directories, a real-time scorecard to measure results and to access website analytics, an agent RSS "news feed," and customized real-time agent quoting functionality.

Conference Call Information

Management will host a conference call to discuss Web.com’s results and other matters related to the Company’s business, including guidance related to future results, today November 3, 2009, at 5:00 p.m. (Eastern Time). To access this call, dial 877-407-0784 (domestic) or 201-689-8560 (international). A replay of this conference call will be available for a limited time at 877-660-6853 (domestic) or 201-612-7415 (international). The replay passcode is 334738. A webcast of this conference call will also be available for a limited time on the "Investor Relations" page of the Company's Web site, www.web.com.

All per share numbers for non-GAAP net income per share are expressed on a weighted-average diluted per share basis. Non-GAAP net income excludes stock-based compensation expense, amortization expense related to acquisitions, restructuring charges, the deferred revenue adjustment due to purchase accounting, income tax expense, and includes an estimated cash tax rate to be paid during 2009.  Non-GAAP operating income excludes stock-based compensation expense, amortization expense related to acquisitions, restructuring charges, and the deferred revenue adjustment related to purchase accounting.  A reconciliation of GAAP financial measures to non-GAAP financial measures results has been provided in the financial statement tables included in this press release.  An explanation of these measures is also included below under the heading “Use of Non-GAAP Financial Measures.”

About Web.com

Web.com Group, Inc. (NASDAQ: WWWW) is a leading provider of online marketing for small businesses. Web.com offers a full range of online services, including Internet marketing and advertising, local search, search engine marketing (SEM), search engine optimization (SEO), lead generation, contractor quotes, website design  and publishing, logo and brand development and eCommerce solutions, meeting the needs of small businesses anywhere along their lifecycle. For more information on the company, please visit www.web.com or call 1-800-GETSITE.

Note to Editors: Web.com is a registered trademark of Web.com Group, Inc.

Use of Non-GAAP Financial Measures
Some of the measures in this press release are non-GAAP financial measures within the meaning of the SEC Regulation G.  Web.com believes presenting non-GAAP net income attributable to common stockholders, non-GAAP net income per share attributable to common stockholders and non-GAAP operating income is useful to investors, because it describes the operating performance of the company and helps investors gauge the company’s ability to generate cash flow, excluding some recurring charges that are included in the most directly comparable measures calculated and presented in accordance with GAAP.  Company management uses these non-GAAP measures as important indicators of the company’s past performance and in planning and forecasting performance in future periods. The non-GAAP financial information Web.com presents may not be comparable to similarly-titled financial measures used by other companies, and investors should not consider non-GAAP financial measures in isolation from, or in substitution for, financial information presented in compliance with GAAP.  You are encouraged to review the reconciliation of non-GAAP financial measures to GAAP financial measures included elsewhere in this press release.

Relative to each of the non-GAAP measures the company presents above, management further sets forth its rationale as follows:

•
Non-GAAP Operating Income.  The Company excludes from non-GAAP operating income amortization of intangibles, fair value adjustment to deferred revenue, restructuring charges and stock-based compensation charges.  Management believes that excluding these non-cash charges assists investors in evaluating period-over-period changes in the Company’s operating income without the impact of items that are not a result of the Company’s day-to-day business and operations.

•
Non-GAAP Net Income and Non-GAAP Net Income Per Diluted Share.  The Company excludes from non-GAAP net income and non-GAAP net income per diluted share amortization of intangibles, income tax expense, fair value adjustment to deferred revenue, restructuring charges and stock-based compensation, and includes cash income tax expense, because management believes that excluding such measures helps investors better understand the Company’s operating activities.

•
Adjusted EBITDA. The Company excludes from Adjusted EBITDA depreciation expense, amortization of intangibles, income tax, interest expense, interest income, and stock-based compensation, and restructuring charges, because management believes that excluding such items helps investors better understand the Company's operating activities.

In respect of the foregoing, Web.com provides the following supplemental information to provide additional context for the use and consideration of the non-GAAP financial measures used elsewhere in this press release:

•
Stock-based compensation.   These expenses consist of expenses for employee stock options and employee stock purchases under SFAS 123(R). The Company excludes stock-based compensation expenses from our non-GAAP measures primarily because they are non-cash expenses. Prior to the adoption of SFAS 123(R) in fiscal 2006, the Company did not include expenses related to employee stock options and employee stock purchases directly in its financial statements, but elected, as permitted by SFAS 123, to disclose such expenses in the footnotes to its financial statements. As the Company applies SFAS 123(R), it believes that it is useful to its investors to understand the impact of the application of SFAS 123(R) to its operational performance, liquidity and its ability to invest in research and development and fund acquisitions and capital expenditures. While stock-based compensation expense calculated in accordance with SFAS 123(R) constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense that typically requires or will require cash settlement by the Company and because such expense is not used by management to assess the core profitability of the Company’s business operations. The Company further believes these measures are useful to investors in that they allow for greater transparency to certain line items in our financial statements. In addition, excluding this item from various non-GAAP measures facilitates comparisons to the Company’s competitors’ operating results.

•
Amortization of intangibles.  The Company incurs amortization of acquired intangibles under SFAS 141. Acquired intangibles primarily consist of customer relationships, non-compete agreements, trade names, and developed technology. The Company expects to amortize for accounting purposes the fair value of the acquired intangibles based on the pattern in which the economic benefits of the intangible assets will be consumed as revenue is generated. Although the intangible assets generate revenue for the Company, the item is excluded because this expense is non-cash in nature and because the Company believes the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding the Company’s operational performance, liquidity and its ability to invest in research and development and fund acquisitions and capital expenditures. In addition, excluding this item from various non-GAAP measures facilitates management’s internal comparisons to the Company’s historical operating results and comparisons to the Company’s competitors’ operating results.

•
Depreciation expense.  The Company incurs depreciation expense associated with its fixed assets.  Although the fixed assets generate revenue for the Company, the item is excluded because this expense is non-cash in nature and because the Company believes the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding the Company’s operational performance, liquidity and its ability to invest in research and development and fund acquisitions and capital expenditures.  In addition, excluding this item from certain non-GAAP measures facilitates management’s internal comparisons to the Company’s historical operating results and comparisons to the Company’s competitors’ operating results.

•
Interest expense.  The Company incurs interest expense related to the indebtedness of the Company.  This item is excluded because the Company believes the non-GAAP measures excluding this item provide meaningful supplemental information regarding the Company’s operational performance.  In addition, excluding this item from various non-GAAP measures facilitates management’s internal comparisons to the Company’s historical operating results and comparisons to the Company’s competitors’ operating results.

•
Interest income.  The Company earns interest income related to its cash and cash equivalents.  This item is excluded because the Company believes the non-GAAP measures excluding this item provide meaningful supplemental information regarding the Company’s operational performance.  In addition, excluding this item from various non-GAAP measures facilitates management’s internal comparisons to the Company’s historical operating results and comparisons to the Company’s competitors’ operating results.

•
Restructuring charges.  The Company has recorded restructuring charges.  The Company excludes the impact of these expenses from its non-GAAP measures, because such expense is not used by management to assess the core profitability of the Company’s business operations.

•
Income tax expense.  Due to the magnitude of the Company’s historical net operating losses and related deferred tax asset, the Company excludes income tax expense from its non-GAAP measures primarily because they are not indicative of the cash tax paid by the Company and therefore are not reflective of ongoing operating results. Further, excluding this non-cash item from non-GAAP measures facilitates management’s internal comparisons to the Company’s historical operating results.  The Company also excludes income tax expense altogether from certain non-GAAP financial measures because the Company believes that the non-GAAP measures excluding this item provide meaningful supplemental information regarding the Company’s operational performance and facilitates management’s internal comparisons to the Company’s historical operating results and comparisons to the Company’s competitors’ operating results.

•
Fair value adjustment to deferred revenue.  The Company has recorded a fair value adjustment to acquired deferred revenue in accordance with SFAS 141. The Company excludes the impact of this adjustment from its non-GAAP measures, because doing so results in non-GAAP revenue and non-GAAP net income which are reflective of ongoing operating results and more comparable to historical operating results, since the majority of the Company’s revenue is recurring subscription revenue. Excluding the fair value adjustment to deferred revenue therefore facilitates management’s internal comparisons to the Company’s historical operating results.

Forward-Looking Statements
This press release includes certain "forward-looking statements" including, without limitation, statements regarding Web.com’s expectations about its future financial performance and market position as well as expectations about the growth in markets, that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts.  These statements are sometimes identified by words such as “believe” or words of similar meaning. As a result of the ultimate outcome of such risks and uncertainties, Web.com’s actual results could differ materially from those anticipated in these forward-looking statements.  These statements are based on our current beliefs or expectations, and there are a number of important factors that could cause the actual results or outcomes to differ materially from those indicated by these forward-looking statements, including, without limitation, our ability to integrate Web.com businesses, our ability to maintain our sales efficiency, our ability to maintain our existing, and develop new, strategic relationships, the number of our net subscriber additions and our monthly customer turnover.  These and other risk factors are set forth under the caption "Risk Factors" in Web.com’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, as filed with the Securities and Exchange Commission, which is available on a website maintained by the Securities and Exchange Commission at  www.sec.gov.  Web.com expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein as a result of new information, future events or otherwise.

Contact:
Kori Doherty
ICR
617-956-6730
kori.doherty@icrinc.com

Source:  Web.com

Web.com Group, Inc.
Consolidated Statements of Operations
(in thousands except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Subscription	$25,209	$29,224	$76,665	$89,224
Professional services	892	822	2,482	2,093
Other revenue	-	-	1,000	100
Total revenue	26,101	30,046	80,147	91,417

Cost of revenue (excluding depreciation and amortization
shown separately below):
Subscription (a)	9,523	10,776	28,244	32,716
Professional services	629	327	1,504	994
Total cost of revenue	10,152	11,103	29,748	33,710

Gross profit	15,949	18,943	50,399	57,707

Operating expenses:
Sales and marketing (a)	5,980	7,281	17,625	22,235
Research and development (a)	2,174	2,230	6,302	6,896
General and administrative (a)	4,097	4,556	14,959	15,056
Depreciation and amortization	3,373	3,395	10,163	9,976
Restructuring charges (a)	1,932	82	1,921	83
Total operating expenses	17,556	17,544	50,970	54,246
(Loss) income from operations	(1,607)	1,399	(571)	3,461

Other income:
Interest, net	39	187	143	635
(Loss) income before income taxes from continuing operations	(1,568)	1,586	(428)	4,096
Income tax (expense)	(27)	(30)	(70)	(96)
Net (loss) income from continuing operations	(1,595)	1,556	(498)	4,000

Discontinued operations:
Income (loss) from discontinued operations	5	(264)	232	39
(Loss) gain on sale of discontinued operations	(1)	-	821	-
Income (loss) from discontinued operations, net	4	(264)	1,053	39

Net (loss) income	$(1,591)	$1,292	$555	$4,039

Basic earnings per share:
(Loss) income from continuing operations attributable per common share	$(0.06)	$0.06	$(0.02)	$0.15
(Loss) income from discontinuing operations attributable per common share	$0.00	$(0.01)	$0.04	$0.00
Net (loss) income per common share	$(0.06)	$0.05	$0.02	$0.15

Diluted earnings per share:
(Loss) income from continuing operations attributable per common share	$(0.06)	$0.05	$(0.02)	$0.13
(Loss) income from discontinuing operations attributable per common share	$0.00	$(0.01)	$0.04	$0.00
Net (loss) income per common share	$(0.06)	$0.04	$0.02	$0.13

Weighted-average number of shares used in per share amounts:
Basic	25,189	27,944	25,305	27,767
Diluted	25,189	30,169	25,305	30,416

(a) Stock based compensation included above:
Subscription (cost of revenue)	$106	$93	$315	$257
Sales and marketing	210	256	645	695
Research and development	121	105	370	321
General and administration	707	879	2,333	2,229
Restructuring charges	1,183	-	1,183	-
Total	$2,327	$1,333	$4,846	$3,502

Web.com Group, Inc.
Consolidated Balance Sheets
(in thousands except per share data)

	September 30, 2009	December 31, 2008
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$37,315	$34,127
Accounts receivable, net of allowance $428 and $645, respectively	4,469	5,019
Inventories, net of reserves of $0 and $78, respectively	-	39
Prepaid expenses	1,349	1,430
Prepaid marketing fees	554	665
Deferred taxes	1,094	1,093
Other current assets	102	134
Total current assets	44,883	42,507

Restricted investments	322	316
Property and equipment, net	8,371	8,204
Goodwill	12,456	9,000
Intangible assets, net	55,599	62,085
Other assets	246	383
Total assets	$121,877	$122,495

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,365	$1,406
Accrued expenses	6,528	6,230
Accrued restructuring costs and other reserves	1,617	2,619
Deferred revenue	6,652	7,831
Accrued marketing fees	208	263
Notes payable	-	59
Capital lease obligations	320	-
Other current liabilities	106	128
Total current liabilities	16,796	18,536

Accrued rent expense	633	535
Deferred revenue	167	180
Accrued restructuring costs and other reserves	497	1,214
Capital lease obligations	348	-
Deferred tax liabilites	2,748	2,712
Other liabilities	474	25
Total liabilities	21,663	23,202

Stockholders' equity
Common stock, $0.001 par value; 150,000,000 shares authorized; 27,867,065 and 28,093,759 shares issued and 26,154,192 and 26,633,436 shares outstanding at September 30, 2009 and December 31, 2008, respectively.	26	27
Additional paid-in capital	259,328	256,763
Treasury Stock, at cost, 1,712,873 and 1,460,323 shares at September 30, 2009 and December 31, 2008, respectively.	(5,681)	(3,483)
Accumulated deficit	(153,459)	(154,014)
Total stockholders' equity	100,214	99,293

Total liabilities and stockholders' equity	$121,877	$122,495

Web.com Group, Inc.
Reconciliation of GAAP to Non-GAAP Results
(in thousands except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Reconciliation of GAAP net (loss) income to non-GAAP net income
GAAP net (loss) income	$(1,591)	$1,292	$555	$4,039
Amortization of intangibles	2,612	2,507	7,913	7,620
Stock based compensation	1,144	1,333	3,663	3,502
Restructuring charges	1,932	82	1,921	83
Income tax expense	27	30	70	96
Cash income tax expense	(22)	(72)	(205)	(157)
Fair value adjustment to deferred revenue	8	42	58	267
Loss on operating assets and liabilities	5	-	5	-
Non-GAAP net income	$4,115	$5,214	$13,980	$15,450

Reconciliation of GAAP basic net (loss) income per share to non-GAAP basic net income per share
Basic GAAP net (loss) income per share	$(0.06)	$0.05	$0.02	$0.15
Amortization of intangibles per share	0.10	0.09	0.31	0.27
Stock based compensation per share	0.05	0.05	0.15	0.14
Restructuring charges per share	0.07	-	0.08	-
Income tax expense per share	-	-	-	-
Cash income tax expense per share	-	-	(0.01)	(0.01)
Fair value adjustment to deferred revenue per share	-	-	-	0.01
Loss on operating assets and liabilities per share	-	-	-	-
Basic Non-GAAP net income per share	$0.16	$0.19	$0.55	$0.56

Reconciliation of GAAP diluted net (loss) income per share to non-GAAP net income per share
Fully diluted shares:
Common stock	25,189	27,944	25,305	27,767
Diluted stock options	1,733	1,936	1,407	2,316
Diluted restricted stock	382	18	164	17
Warrants	-	133	3	177
Escrow shares	-	138	-	139
Total	27,304	30,169	26,879	30,416

Diluted GAAP net (loss) income per share	$(0.06)	$0.04	$0.02	$0.13
Amortization of intangibles per share	0.10	0.08	0.29	0.25
Stock based compensation per share	0.04	0.05	0.14	0.13
Restructuring charges per share	0.07	-	0.08	-
Income tax expense per share	-	-	-	-
Cash income tax expense per share	-	-	(0.01)	(0.01)
Fair value adjustment to deferred revenue per share	-	-	-	0.01
Loss on operating assets and liabilities per share	-	-	-	-
Diluted Non-GAAP net income per share	$0.15	$0.17	$0.52	$0.51

Reconciliation of GAAP operating (loss) income to non-GAAP operating income
GAAP operating (loss) income	$(1,607)	$1,399	$(571)	$3,461
Amortization of intangibles	2,612	2,507	7,913	7,620
Restructuring charges	1,932	82	1,921	83
Fair value adjustment to deferred revenue	8	42	58	267
Stock based compensation	1,144	1,333	3,663	3,502
Non-GAAP operating income	$4,089	$5,363	$12,984	$14,933

Reconciliation of GAAP operating margin to non-GAAP operating margin
GAAP operating margin	-6%	5%	-1%	4%
Amortization of intangibles	10%	8%	10%	8%
Restructuring charges	7%	0%	2%	0%
Fair value adjustment to deferred revenue	0%	1%	0%	0%
Stock based compensation	5%	4%	5%	4%
Non-GAAP operating margin	16%	18%	16%	16%

Reconciliation of GAAP operating (loss) income to adjusted EBITDA
GAAP operating (loss) income	$(1,607)	$1,399	$(571)	$3,461
Depreciation and amortization	3,373	3,395	10,163	9,976
Restructuring charges	1,932	82	1,921	83
Stock based compensation	1,144	1,333	3,663	3,502
Adjusted EBITDA	$4,842	$6,209	$15,176	$17,022

Web.com Group, Inc.
Consolidated Statement of Cash Flows
(in thousands)

	Nine Months Ended September 30,
	2009	2008
	(unaudited)	(unaudited)
Cash flows from operating activities

Net income	$555	$4,039

Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sale of discontinued operations	(821)	-
Depreciation and amortization	10,163	9,976
Loss on operating assets and liabilities	5	-
Stock-based compensation expense	3,663	3,502
Restructuring charges	1,921	83
Deferred income tax	36	(95)
Changes in operating assets and liabilities:
Accounts receivable	912	52
Inventories	39	(24)
Prepaid expenses and other assets	131	3,108
Accounts payable, accrued expenses and other liabilities	(3,488)	(10,106)
Deferred revenue	(1,507)	(326)
Net cash provided by operating activities	11,609	10,209

Cash flows from investing activities

Business acquisition, net of cash received	(3,490)	(4,573)
Proceeds from sale of investment	-	8,500
Gain from sale of discontinued operations	821	-
Purchase of investment	-	(3,502)
Change in restricted investments	(6)	1,228
Purchase of property and equipment	(867)	(4,436)
Investment in intangible assets	(4)	(945)
Net cash (used in) investing activities	(3,546)	(3,728)

Cash flows from financing activities

Stock issuance costs	(14)	(19)
Common stock repurchased	(4,658)	(2,482)
Stock options repurchased	(979)	-
Payment of debt obligations	(397)	(1,158)
Proceeds from exercise of stock options	1,173	1,047
Net cash (used in) financing activities	(4,875)	(2,612)

Net increase in cash and cash equivalents	3,188	3,869
Cash and cash equivalents, beginning of period	34,127	29,746
Cash and cash equivalents, end of period	$37,315	$33,615

Supplemental cash flow information:
Interest paid	$35	$25
Income tax paid	$318	$126